UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 5, 2008 (May 2, 2008)
Ennis, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas	001-05807	75-0256410

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2441 Presidential Pkwy
Midlothian, Texas	76065

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (972) 775-9801
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     (b) On May 2, 2008, Mr. James B. Gardner announced to the Nomination & Corporate Governance Committee of the Board of Directors of Ennis, Inc. (the “Company”) his intention not to stand for re-election at the next annual shareholders’ meeting scheduled for June 26, 2008. Mr. Gardner has served as a director since 1970, and the Company will miss his insights and wisdom. Mr. Gardner was also a member of the Audit and Compensation Committees of the Board. Mr. Gardner’s decision was based solely on his age, and he did not have any disagreements with corporate policy or management. Mr. Gardner will continue to serve in all capacities through June 26, 2008.
The Nomination Committee of the Board of Directors with the Board ratification, selected Mr. Frank D. Bracken to stand for election in place of Mr. Gardner on the next ballot of directors to be submitted to shareholders’ of Ennis, Inc. and acted on in connection with the June 26, 2008 Annual Shareholders Meeting.
In addition, Mr. Ronald M. Graham, Vice President — Administration of the Company, term as an employee director will end on June 26, 2008. The Nomination Committee of the Board of Directors with Board ratification, selected Mr. Michael D. Magill, the Company’s Executive Vice President and Treasurer to stand for election as an employee director in place of Mr. Graham on the next ballot of directors to be submitted to shareholders’ of Ennis, Inc. and acted on in connection with the June 26, 2008 Annual Shareholders Meeting.
The following is a brief bio of Mr. Bracken, our non-employee director nomination:
Mr. Bracken, 67, is the former president and chief operating officer of Haggar Clothing Co., a leading international sportswear brand. Mr. Bracken sits on the Chancellor’s Advisory Committee at the University of North Texas. He is a director of the University of North Texas (“UNT’) Foundation, director of the Athletic Board of UNT and director of the UNT College of Business Board. Mr. Bracken is the past president of the board of directors for Big Brothers Big Sisters of North Texas and serves as Chairman of the Board for the National Big Brother Big Sisters of America. Mr. Bracken serves on two public company boards — Online Vacation Center and Philanthropy World Magazine. He holds a bachelor’s degree in marketing from the University of North Texas in Denton, Texas.
     * The information furnished under Item 5.02 of this Current Report on Form 8-K, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ennis, Inc.
Date: May 5, 2008	By:	/s/ Richard L. Travis, Jr.
Richard L. Travis, Jr.
Chief Financial Officer